Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NewHydrogen, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Lee, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 28, 2026

/s/ David Lee
David Lee
Chairman, President and Acting Chief Financial Officer
(Acting Principal Financial and Accounting Officer)